Exhibit 99.2

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them on Schedule 13D and any amendments thereto with respect to the Class A Common Stock of Haverty Furniture Companies, Inc. and agree that this Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be executed as of May 22, 2019.

[Signature Page Follows]

H5, L.P.

By:	Pine Hill Associates, LLC, its General Partner

By:	/s/ Jane Middleton Haverty
Jane Middleton Haverty
Manager of Pine Hill Associates, LLC

PINE HILL ASSOCIATES, LLC

By:	/s/ Jane Middleton Haverty
Jane Middleton Haverty
Manager

J. RAWSON HAVERTY, JR.

By:	/s/ J. Rawson Haverty, Jr.
J. Rawson Haverty, Jr.

Trust Created Under Item VI of the Last Will and Testament of Rawson Haverty Dated July 21, 2003

By:	/s/ J. Rawson Haverty, Jr.
J. Rawson Haverty, Jr.
Trustee

By:	/s/ Jane Middleton Haverty
Jane Middleton Haverty
Trustee

By:	/s/ Ben M. Haverty
Ben M. Haverty
Trustee

Marital trust b Dated October 31, 2012

By:	/s/ J. Rawson Haverty, Jr.
J. Rawson Haverty, Jr.
Trustee

By:	/s/ Jane Middleton Haverty
Jane M. Haverty
Trustee

By:	/s/ Ben M. Haverty
Ben M. Haverty
Trustee

[Signature Page to Joint Filing Agreement]

MARGARET MUNNERLYN HAVERTY REVOCABLE TRUST DATED AUGUST 15, 2007 AS AMENDED AND RESTATED ON DECEMBER 17, 2012

By:	/s/ J. Rawson Haverty, Jr.
J. Rawson Haverty, Jr.
Trustee

By:	/s/ Jane Middleton Haverty
Jane Middleton Haverty
Trustee

By:	/s/ Ben M. Haverty
Ben M. Haverty
Trustee

H5-MHG, LLC

By:	/s/ Margaret Haverty Glover
Margaret Haverty Glover
Manager
H5-JMH, LLC

By:	/s/ Jane Middleton Haverty
Jane Middleton Haverty
Manager
H5-JRH, LLC

By:	/s/ J. Rawson Haverty, Jr.
J. Rawson Haverty, Jr.
Manager
H5-MEH, LLC

By:	/s/ Mary Elizabeth Haverty
Mary Elizabeth Haverty
Manager
H5-BMH, LLC

By:	/s/ Ben M. Haverty
Ben M. Haverty
Manager
Margaret Haverty Glover

By:	/s/ Margaret Haverty Glover
Margaret Haverty Glover

[Signature Page to Joint Filing Agreement]

Jane Middleton Haverty

By:	/s/ Jane Middleton Haverty
Jane Middleton Haverty

Mary Elizabeth Haverty

By:	/s/ Mary Elizabeth Haverty
Mary Elizabeth Haverty
Ben M. Haverty

By:	/s/ Ben M. Haverty
Ben M. Haverty

[Signature Page to Joint Filing Agreement]